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EXHIBIT 3.12

BYLAWS
OF
GENCORP PROPERTY INC.

ARTICLE 1
OFFICES

        Section 1.1    Principal Executive or Business Offices.    The principal executive office for the transaction of business of the Corporation is hereby fixed and located at Sacramento, California until such time as the Board of Directors shall fix the location of the principal executive office of the corporation at any other place within or without the State of California. If the principal executive office is located outside California and the corporation has one or more business offices in California, the Board shall fix and designate the principal business office in California.

        Section 1.2    Other Offices.    The corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE 2
PURPOSES

        Section 2.1    Purposes.    Without limiting the generality of the purposes of this corporation as set forth in the Articles of Incorporation, the primary purpose of this corporation shall be to own, buy, or otherwise acquire, hold, manage, develop, sell, exchange, encumber, transfer, or otherwise dispose of rights in intellectual property and to engage in contracts of every lawful kind and for any lawful purposes as may be appropriate to accomplish and further said purposes.

ARTICLE 3
MEETINGS OF SHAREHOLDERS

        Section 3.1    Place of Meetings.    Meetings of shareholders shall be held at any place within or outside the State of California designated by the Board of Directors or by the written consent of all shareholders entitled to vote thereat and not present at the meeting given either before or after the meeting and filed with the secretary of the corporation. In the absence of a designation by the Board, shareholders' meetings shall be held at the corporation's principal executive office.

        Section 3.2    Annual Meetings.    The annual meeting of shareholders shall be held at such date and time as may be fixed by the Board of Directors. At such meeting, directors shall be elected and any other proper business may be transacted which is within the powers of the shareholders.

        Section 3.3    Special Meetings.    A special meeting of shareholders may be called at any time by the Board of Directors, or by the Chairman of the Board, or by the President or Vice-President, or by one or more shareholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting. Upon request, in writing, to the Chairman of the Board, the President, any Vice President or the Secretary by any person (other than the Board) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to the shareholders entitled to vote, that a meeting will be held at a time requested by the person or persons calling the meeting not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person entitled to call the meeting may give the notice or apply to the Superior Court to order such notice to be given as provided in Section 305(c) of the California Corporations Code.

        Section 3.4    Notice of Meetings.    Written notice of meetings, annual or special, shall be given in not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each shareholder entitled to vote thereat by the Secretary or Assistant Secretary, or if there be no such officer, or in the case of his neglect or refusal, by any director or shareholder. Such notices or any reports shall be given personally or by mail or such other means of written communication (which includes, without limitation and wherever used in these Bylaws, telegraphic and facsimile communication) as provided in Section 601 of the California Corporations Code and shall be sent to the shareholder's address appearing on the books of the corporation, or supplied by the shareholder to the corporation for the purpose of notice. If a shareholder supplies no address, notice shall be deemed to have been given to that shareholder if mailed to the place where the principal executive office of the corporation, in California, is situated, or published at least once in some newspaper of general circulation in the county of said principal office. Said notice shall state the place, date and hour of the meeting and, (i) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or, (ii) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, but, subject to the provisions of applicable law, any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of all nominees whom the Board or management intends, at the time of the notice, to present for election. Any such notice shall be deemed to have been given at the time when delivered personally or deposited in the United States mail or delivered to a common carrier for transmission to the recipient or actually transmitted by the person giving the notice by electronic means to the recipient or sent by other means of written communication. The officer giving such notice or report shall prepare and file an affidavit or declaration thereof in the corporate minute book. If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand of the shareholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of the notice.

        Section 3.5    Waiver of Notice to Shareholders' Meetings.    The transactions of any meeting of shareholders, however called and noticed, shall be valid as though at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance shall constitute a waiver of notice, unless objection shall be made as provided in Section 601(e) of the California Corporations Code.

        Section 3.6    Quorum.    The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

        Section 3.7    Shareholders' Action by Written Consent Without A Meeting.    Unless otherwise provided in the Articles, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the actions so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. All such consents shall be filed with the Secretary of the corporation and shall be maintained in the corporate records.

        Section 3.8    Voting.    The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with Section 9 below. Subject to the provisions of Sections 702 to 704, inclusive, of the California Corporations Code (relating to voting shares held by a fiduciary, in the name of the corporation, or in joint ownership) the shareholders' vote may be by voice or by ballot, provided, however, that any election must be by ballot if demanded by any shareholder before the voting has begun.

        Section 3.9    Record Date for Shareholder Notice, Voting and Giving Consents.    For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in this event only shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the California General Corporation Law. If the Board of Directors does not fix a record date: (a) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; (b) the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the Board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Board has been taken, shall be at the close of business on the day on which the Board adopts the resolution relating to that action, or the sixtieth (60th) day before the date of such other action, whichever is later; and (c) the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting. The Board shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set forth for the original meeting.

        Section 3.10    Proxies.    Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the corporation.

ARTICLE 4
DIRECTORS

        Section 4.1    Powers.    Subject to the provisions of California General Corporation Law and any limitations in the Articles of Incorporation and these Bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. Without prejudice to such general powers, but subject to same limitations, it is hereby expressly declared that the Board of Directors shall have the followings power, to wit:

        First:    To conduct, manage and control the affairs and business of the corporation and to make such rules and regulations therefor, not inconsistent with law or with the Articles of Incorporation or with these Bylaws, as they may deem best;

        Second:    To elect and remove, at pleasure, the officers, agents and employees of the corporation, prescribe their duties and fix their compensation;

        Third:    To authorize the issue of shares of stock of the corporation from time to time upon such terms as may be lawful;

        Fourth:    To borrow money and incur indebtedness for the purposes of the corporation and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds,

debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidences of debt and securities therefor; and

        Fifth:    To alter, repeal or amend, from time to time, and at any time, these Bylaws and any and all amendments of the same, and from time to time, and at any time, to make and adopt such new and additional Bylaws as may be necessary and proper, subject to the power of the shareholders to adopt, amend or repeal such Bylaws, or to revoke the delegation of authority of the directors, as provided by law or by Article IX of these Bylaws.

        Section 4.2    Number and Qualification of Directors.    The authorized numbers of directors shall be three (3) until changed by a duly adopted amendment to the Articles of Incorporation or by amendment to this Bylaw adopted by the vote or written consent of a majority of the outstanding shares entitled to vote. However, an amendment that would reduce the authorized number of directors to a number less than three (3) cannot be adopted if the votes cast against its adoption at a shareholders' meeting or the shares not consenting to an action by written consent are equal to more than one-sixth (1/6th) of the outstanding shares entitled to vote.

        Section 4.3    Election and Term of Office.    Directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting. Except as otherwise provided in Section 4 below respecting vacancies, each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

        Section 4.4    Vacancies.    A vacancy in the Board of Directors shall be deemed to exist if (i) a director dies, resigns or is removed by the shareholders or an appropriate court, as provided in Sections 303 or 304 of the California Corporations Code; (ii) the Board of Directors declares vacant the office of a director who has been convicted of a felony or declared of unsound mind by an order of court; (iii) the authorized number of directors is increased; or (iv) at any shareholders' meeting at which one or more directors are elected the shareholders fail to elect the full authorized number of directors to be voted for at that meeting. Any director may resign effective on giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors, unless the notice specifies a later effective date. If the resignation is effective at a future time, the Board may elect a successor to take office when the resignation becomes effective. Except for a vacancy caused by the removal of a director, vacancies on the Board may be filled by a majority of the directors then in office, whether or not they constitute a quorum, or by a sole remaining director. A vacancy on the Board caused by the removal of a director may be filled only by the shareholders, except that a vacancy created when the Board declares the office of a director vacant as provided in the clause (ii) of the first paragraph of this section of the Bylaws may be filled by the Board of Directors. The shareholders may elect a director at any time to fill a vacancy not filled by the Board of Directors. The term of office of a director elected to fill a vacancy shall run until the next annual meeting of shareholders, and such a director shall hold office until a successor is elected and qualified.

        Section 4.5    Place and Manner of Meetings.    Regular meetings of the Board of Directors may be held at any place within or outside the State of California as designated from time to time by the Board. In the absence of a designation, regular meetings shall be held at the principal office of the corporation. Special meetings of the Board shall be held at any place within or outside the State of California designated in the notice of the meeting, or if the notice does not state a place, or if there is no notice, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, provided that (i) all directors participating can communicate with all of the other members concurrently, (ii) each member is provided the means of participating in all matters before the board, including the capacity to propose, or to interpose an objection, to a specific action to be taken by the corporation, and (iii) the corporation adopts and implements some means of verifying that a person communicating by telephone, electronic video screen, or other communications equipment is a director entitled to participate in the board meeting, and all statements, questions, actions, or votes were made by that director and not by another person not permitted to participate as a director.

        Section 4.6    Annual Directors' Meeting.    Immediately after each annual shareholders' meeting, the Board of Directors shall hold a regular meeting at the same place, or at any other place that has been designated by the Board of Directors, to consider matters of organization, election of officers and other business as desired. Notice of this meeting shall not be required unless some place other than the place of the annual shareholders' meeting has been designated.

        Section 4.7    Other Regular Meetings.    Other regular meetings of the Board of Directors shall be held without call at times to be fixed by the Board of Directors from time to time. Such meetings may be held without notice.

        Section 4.8    Special Meetings.    Special meetings of the Board of Directors may be called for any purpose or purposes at any time by the Chairman of the Board, the President, any Vice President, the Secretary or any two (2) directors. Notice of the time and place of special meetings shall be delivered personally or by telephone to each director, including a voice messaging system or other system or technology designed to record and communicate messages, or sent by first-class mail, telegram, facsimile transmission, electronic mail, or other electronic means, charges pre-paid, addressed to him or her at his or her address as it appears upon the records of the corporation or, if it is not so shown on the records and is not readily ascertainable, at the place at which the meetings of the directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail at least four (4) days prior to the time of the holding of the meeting. In case such notice is delivered personally or by telephone, telegraphed or sent by facsimile transmission or other electronic means, it shall be delivered to a common carrier for transmission to the director or actually transmitted by the person giving the notice by electronic means to the director at least forty-eight (48) hours prior to the time of the holding of the meeting. Any notice given personally or by telephone may be communicated to either the director or to a person at the office of the director whom the person giving the notice has reason to believe will promptly communicate it to the director. Such deposit in the mail, delivery to a common carrier, transmission by electronic means or delivery, personally or by telephone, as above provided, shall be due, legal and personal notice to such directors. The notice need not specify the place of the meeting if the meeting is to the held at the principal executive office of the corporation, and need not specify the purpose of the meeting.

        Section 4.9    Quorum.    Presence of a majority of the authorized number of directors shall constitute a quorum for the transaction of business, except as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, subject to the provisions of Section 310 of the California Corporations Code (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 (as to appointment of committees), and Section 317(e) (as to indemnification of directors). A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

        Section 4.10    Waiver of Notice.    Notice of a meeting, although otherwise required, need not be given to any director who (i) either before or after the meeting signs a waiver of notice or a consent to holding the meeting without being given notice, (ii) signs an approval of the minutes of the meeting, or (iii) attends the meeting without protesting the lack of notice before or at the beginning of the meeting. Waivers of notice or consents need not specify the purpose of the meeting. All waivers, consents and approvals of the minutes shall be filed with the corporate records or made part of the minutes of the meeting.

        Section 4.11    Adjournment.    Whether or not a quorum is present, a majority of the directors present may adjourn any meeting to another time or place. Notice of the time and place of resuming a meeting that has been adjourned need not be given unless the adjournment is for more than twenty-four (24) hours, in which case notice shall be given, before the time set for resuming the adjourned meeting, to the directors who were not present at the time of the adjournment. Notice need not be given in any case to directors who were present at the time of adjournment.

        Section 4.12    Action Without A Meeting.    Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board of Directors shall individually or collectively consent in writing to that action. Any action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors. All written consents shall be filed with the minutes of the proceedings of the Board of Directors.

ARTICLE 5
OFFICERS

        Section 5.1    Designation of Officers.    The officers of the corporation shall be the President, a Secretary and a Treasurer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 below. Any number of offices may be held by the same person.

        Section 5.2    Election of Officers.    The officers of the corporation, except for subordinate officers appointed in accordance with the provisions of Section 3 below shall be chosen annually by the Board of Directors, and shall serve at the pleasure of the Board of Directors.

        Section 5.3    Subordinate Officers.    The Board of Directors may appoint, and may empower the President to appoint other officers as required by the business of the corporation, whose duties shall be as provided in the Bylaws, or as determined from time to time by the Board of Directors or President.

        Section 5.4    Removal and Resignation of Officers.    Any officer chosen by the Board of Directors may be removed at any time, with or without cause or notice, by the Board of Directors. Subordinate officers appointed by persons other than the Board under Section 3 may be removed at any time, with or without cause or notice, by the Board of Directors or by the officer by whom appointed. Officers may be employed for a specified term under a contract of employment if authorized by the Board of Directors, and such officers may be removed from office at any time under this Section, and shall have no claim against the corporation or individual officers or board members because of the removal except any right to monetary compensation to which the officer may be entitled under the contract of employment. Any officer may resign at any time by giving written notice to the corporation. Resignations shall take effect on the date of receipt of the notice, unless a later time is specified in the notice. Unless otherwise specified in the notice, acceptance of the resignation is not necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation to monetary damages under any contract of employment to which the officer is a party.

        Section 5.5    Vacancies in Offices.    A vacancy in any office resulting from an officer's death, resignation, removal, disqualification or from any other cause shall be filled in the manner prescribed in these Bylaws per regular election or appointment to that office.

        Section 5.6    Chairman of the Board.    The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may be assigned to him from time to time by the Board of Directors or prescribed by the Bylaws.

        Section 5.7    President.    Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The President shall preside at all meetings of the shareholders and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. The President shall be exofficio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws. In addition, the Board of Directors may designate a Chief Executive Officer who shall not be required to be a member of the Board of Directors or an officer of the corporation.

        Section 5.8    Vice Presidents.    In the absence or disability or refusal to act of the President, the Vice Presidents, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to, all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws.

        Section 5.9    Secretary.    The Secretary shall keep, or cause to be kept, at the principal executive office or such other place as designated by the Board of Directors, a book of minutes of all meetings and actions of the shareholders, of the Board of Directors, and of committees of the Board. The minutes of each meeting shall state the time and place the meeting was held; whether it was regular or special; if special, how it was called or authorized; the names of directors present at Board or committee meetings; the number of shares present or represented at shareholders' meetings; and an accurate account of the proceedings. The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the transfer agent or registrar, a record or duplicate record of shareholders. The record shall show the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of share certificates issued to each shareholder, and the number and date of cancellation of any certificates surrendered for cancellation. The Secretary shall give notice, or cause notice to be given, of all shareholders' meetings, Board meetings, and meetings of committees of the Board for which notice is required by statute or the Bylaws. If the Secretary or other person authorized by the Secretary to give notice fails to act, notice of any meeting may be given by any other officer of the corporation. The Secretary shall keep the seal of the corporation, if any, in safe custody. The Secretary shall have such other powers and perform other duties as prescribed by the Board of Directors or by the Bylaws.

        Section 5.10    Assistant Secretaries.    It shall be the duty of the Assistant Secretaries to assist the Secretary in the performance of his or her duties and generally to perform such other duties as may be delegated to them by the Board of Directors.

        Section 5.11    Treasurer.    The Treasurer shall be the Chief Financial Officer and shall keep or cause to be kept adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. Books of account shall at all reasonable times be open to inspection by any director. The Chief Financial Officer shall (i) deposit corporate funds and other valuables in the corporation's name and to its credit with the depositories designated by the Board of Directors; (ii) make disbursements of corporate funds as authorized by the Board; (iii) render a statement of the corporation's financial condition and an account of all transactions conducted as Chief Financial Officer whenever requested by the President or the Board of Directors; and (iv) have other powers and perform other duties as prescribed by the Board of Directors or the Bylaws.

        Section 5.12    Assistant Treasurers.    It shall be the duty of the Assistant Treasurers to assist the Treasurer in the performance of his or her duties and generally to perform such other duties as may be delegated to them by the Board of Directors.

ARTICLE 6
INDEMNIFICATION OF DIRECTORS, OFFICERS,
EMPLOYEES AND OTHER AGENTS

        The corporation shall, to the maximum extent permitted by the California General Corporation Law, have power to indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of the corporation, and shall have power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by that law. For purposes of this Article an "agent" of the corporation includes any person who is or was a director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise serving at the request of such predecessor corporation.

ARTICLE 7
RECORDS AND REPORTS

        Section 7.1    Maintenance of Shareholder Record and Inspection by Shareholders.    The corporation shall keep at its principal executive office or at the office of its transfer agent or registrar, as determined by resolution of the Board of Directors, a record of the names and addresses of all shareholders and the number and class of shares held by each shareholder. A shareholder or shareholders holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation have the right to do either or both of the following: (i) inspect and copy the record of shareholders' names and addresses and shareholding during usual business hours, on five (5) days' prior written demand on the corporation, or (ii) obtain from the corporation's transfer agent, on written demand and tender of the transfer agent's usual charges for this service, a list of the names and addresses of shareholders who are entitled to vote for the election of directors, and their share holdings, as of the most recent date for which a list has been compiled or as of a specified date later than the date of demand. This list shall be made available within five (5) days after (i) the date of demand, or (ii) the specified later date as of which the list is to be compiled. The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or holder of a voting trust certificate. Any inspection and copying under this Section may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

        Section 7.2    Maintenance and Inspection of Bylaws.    The corporation shall keep at its principal executive office, or if its principal executive office is not in the State of California, then its principal business office in this state, the original or a copy of the Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in this state, the Secretary shall, upon written request of any shareholder, furnish to that shareholder a copy of the Bylaws as amended to date.

        Section 7.3    Maintenance and Inspection of Minutes and Accounting Records.    The minutes of proceedings of the shareholders, Board of Directors, and committees of the Board, and the accounting books and records shall be kept at the principal executive office of the corporation, or at such other place or places as designated by the Board of Directors. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in a form capable of being converted into written form. The minutes and accounting books and records shall be opened to inspection on the written demand of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights and inspections shall extend to the records of each subsidiary of the corporation.

        Section 7.4    Inspection by Directors.    Every director shall have the right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

        Section 7.5    Annual Report to Shareholders.    The annual report to shareholders referred to in Section 1501 of the California Corporations Code is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the shareholder of the corporation as they consider appropriate.

ARTICLE 8
GENERAL CORPORATE MATTERS

        Section 8.1    Authorized Signatories for Checks.    All checks, drafts, other orders for payment of money, note, or other evidences of indebtedness issued in the name of or payable to the corporation shall be signed or endorsed by such person or persons and in such manner authorized from time to time by resolution of the Board of Directors.

        Section 8.2    Executing Corporate Contracts and Instruments.    Except as otherwise provided in the Articles or in these Bylaws, the Board of Directors by resolution may authorize any officer, officers, agent or agents to enter into any contract or to execute any instrument in the name of and on behalf of the corporation. This authority may be general or it may be confined to one or more specific matters. No officer, agent, employee or other person purporting to act on behalf of the corporation shall have any power or authority to bind the corporation in any way, to pledge the corporation's credit or to render the corporation liable for any purpose or in any amount, unless that person was acting with authority duly granted by the Board of Directors as provided in these Bylaws, or unless an unauthorized act was later ratified by the corporation.

        Section 8.3    Certificates for Shares.    A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any of the shares are fully paid. All certificates shall certify the number of shares and the class or services of shares represented by the certificate. All certificates shall be signed in the name of the corporation by (i) either the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President, or any Vice President, and (ii) either the Chief Financial Officer, any Assistant Treasurer, the Secretary, or any Assistant Secretary. None of the signatures on the certificate may be facsimile. If any officer, transfer agent or registrar who has signed a certificate shall have ceased to be that officer, transfer agent or registrar before that certificate is issued, the certificate may be issued by the corporation with the same effect as if that person were an officer, transfer agent or registrar at the date of issue.

        Section 8.4    Lost Certificates.    Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace old certificates unless the old certificate is surrendered to the corporation for cancellation at the same time. If shares certificates or certificates for any other security have been lost, stolen or destroyed, the Board of Directors may authorize the issuance of replacement certificates on terms and conditions as required by the Board, which may include a requirement that the owner give the corporation a bond (or other adequate security) sufficient to indemnify the corporation against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of the old certificate or the issuance of the replacement certificate.

        Section 8.5    Construction and Definitions.    Unless the context requires otherwise, the general provisions, rules of construction and definitions in Sections 100 through 195 of the California Corporations Code shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

ARTICLE 9
AMENDMENTS

        Section 9.1    Amendment of Bylaws.    Except as otherwise required by law or by the Articles of Incorporation, these Bylaws may be amended or repealed, and new Bylaws may be adopted, by the Board of Directors or by the holders of a majority of the outstanding shares entitled to vote.

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  EXHIBIT 3.12
BYLAWS OF GENCORP PROPERTY INC.
ARTICLE 1 OFFICES
ARTICLE 2 PURPOSES
ARTICLE 3 MEETINGS OF SHAREHOLDERS
ARTICLE 4 DIRECTORS
ARTICLE 5 OFFICERS
ARTICLE 6 INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS
ARTICLE 7 RECORDS AND REPORTS
ARTICLE 8 GENERAL CORPORATE MATTERS
ARTICLE 9 AMENDMENTS